UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event period) December 22, 2021

SHENGSHI ELEVATOR INTERNATIONAL HOLDING GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-213608	38-3995730
(State or other jurisdiction of	(Commission File Number)	(IRS employer
Incorporation or organization)		identification no.)

Room 2106, Beautiful Group Tower, 77 Connaught Road Central, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: +852 4620 9298

50 W Liberty Street, Suite 880, Reno, Nevada, 89501

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend its current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 12, 2022 (the “Original Report”), solely to provide the disclosures required by Item 5.01 and Item 5.02 of Form 8-K that were omitted from the Original Report. Except as otherwise provided herein, the disclosures made in the Original Report remain unchanged.

Item 5.01 Changes in Control of Registrant

On December 22, 2021, a Stock Purchase Agreement was entered into between NYJJ (Hong Kong) Limited (the “Seller”) and Atlantis Glory Company Limited (the “Purchaser”), whose controlling person is Ms. CHENG, Sau Heung, wherein the Purchaser purchased 10,000,000 shares of Series A Preferred Shares, par value $0.001 per share (the “Shares”), of Shengshi Elevator International Holding Group, Inc., a Nevada corporation (the “Company”).  As a result, the Purchaser became an approximately 90% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis, and became the controlling shareholder. The consideration paid for the Shares was $400,000. The source of the cash consideration for the Shares was personal fund of the controlling person of Purchaser.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangement of Certain Officers

On January 3, 2022, the sole officer and director of the Company, David Lazar, tendered his resignations as Director, President, Chief Executive Officer, Secretary, and Treasurer of the Company, and appointed Ms. CHENG, Sau Heung as new President, Chief Executive Officer, Secretary, Treasurer, and Director of the Company, effective January 5, 2022.

Ms. CHENG, Sau Heung, age 38, is a businessperson who has been the executive member of multiple companies in the field of finance and corporate services; namely: Director, Shareholder & Secretary of Goodwill Professional Consultant Limited since 2020.; President, CEO, CFO, Director & Secretary of Atlantis Glory Company Limited since 2021.; President, CEO, CFO, Director & Secretary of Atlantis Glory Group Limited (BVI) since 2021; Director at China Oil Gang Xin Holdings Financial Limited (Seychelles) since 2019; Company Secretary at Ever Fountain Asset Management Limited since 2019; Secretary at APLUS Fund Services Limited since 2019; Secretary at APLUS Holdings Group LTD (Seychelles) since 2019; Secretary at AGENIUS LIMITED since 2021; Secretary at AGENIUS Holdings Limited since 2021; Executive Assistant to Managing Director of AYASA GLOBO since 2018, handled the Merger and Acquisition with Prosperous Future Holdings Limited (SEHK: 1259) in 2020; In 2018, Ms. Cheng previously acted as Deputy Money Laundering Reporting Officer (DMLRO) of different private equity funds specialising in advice and guidance on AML Regulations.

Ms. CHENG, Sau Heung currently acts as the President, Chief Executive Officer, Secretary, Treasurer, and Director of Shengshi Elevator International Holding Group Inc., specialising in business growth, profitable growth and marketing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Stock Purchase Agreement, dated December 22, 2021, by and between NYJJ (Hong Kong) Limited and Atlantis Glory Company Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shengshi Elevator International Holding Group, Inc.

Date: February 14, 2022		/s/ CHENG, Sau Heung
	By:	CHENG, Sau Heung
	Title:	CEO, Director

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